July 12, 2010

Dear Stockholder:

While the economy is still slowly recovering, we believe there are positive signs emerging throughout our property portfolio that indicate future income growth.  From our hotels, we are seeing increased occupancy rates as we believe that business and leisure travel are starting to return to more normal levels.  Some of the most recent data from our hotel portfolio points to improving fundamentals.  Year-to-date, through May 31, 2010:

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Occupancy at hotels nationwide has increased 3.9% compared to the same period in 2009

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Occupancy across Inland American’s same store hotel portfolio has increased 5.1% compared to the same period in 2009

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Inland American’s hotels are earning a 16.7% premium in Revenue Per Available Room (“RevPAR”) versus competitive hotels in the same geographic markets

We continue to have success in leasing our properties throughout the broader portfolio, which we believe positions us for future revenue growth and further supports the distribution.  As of March 31, 2010 our economic occupancy rates were:

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86% in our 28 multi-family properties, which contain 10,153 units

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92% in our 730 retail properties, which contain 20.7 million square feet

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95% in our 72 industrial properties, which contain 16 million square feet

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95% in our 48 office properties, which contain 10.5 million square feet

Conversion to DST Systems for Account Information – August 2010

Account information on your Inland American investment will be converted to a new transfer agent in August 2010.  This conversion to DST Systems will provide increased ease of access to your account information.  This conversion will not impact your investment.  Further details will be provided to stockholders in August.

Annual Meeting of Stockholders – Please Vote Your Proxy

The annual meeting will be held on August 24, 2010 at our corporate offices in Oak Brook, Illinois.  The stockholders of record as of May 27, 2010 are being asked to vote on the election of eight directors; the retention of the Company’s independent registered public accounting firm, KPMG LLP; and amendments to the Company’s charter relating to access to our stockholder list and our treatment of “mini-tender” offers.  Further detail is available in the proxy materials that are available on our website at www.inlandamerican.com.  Your vote is important.

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Cash Distribution

We have enclosed your cash distribution for the month of June, paid at a rate equal to $0.50 per share on an annualized basis, which was determined by our board of directors in consultation with our business manager.   This equates to a 5% annualized yield on a share purchase price of $10.00 (the price at which we last offered shares of our common stock in the primary offering completed in April 2009).  If you have invested through a trustee or participate in Direct Deposit or the Distribution Reinvestment Plan, a distribution statement is enclosed in lieu of a check.

We appreciate your investment in Inland American Real Estate Trust, Inc.   If you have any questions, please contact your financial advisor or Inland Customer Service at 800.826.8228.

Sincerely,

INLAND AMERICAN REAL ESTATE TRUST, INC.

Robert D. Parks	Brenda Gail Gujral
Chairman of the Board	President

Enclosure

cc:  Trustee

       Broker Dealer

       Financial Advisor

The statements and certain other information contained in this letter, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “continue,” “remains,” “intend,” “aim,” “towards,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” “position,” “probable,” “committed,” “achieve,” and “focused,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.